JOHN D. CLAYTON JOINS ROSETTA
AS VICE PRESIDENT OF ASSET OPERATIONS

HOUSTON, Texas, March 12, 2008 (PRIME NEWSWIRE) -- Rosetta Resources Inc. (“Rosetta”)(Nasdaq:ROSE) today announced that John D. Clayton will join the Company as Vice President of Asset Operations, effective March 24, 2008.

Prior to joining Rosetta, Mr. Clayton was Manager, Lower 48 Business Development for ConocoPhillips, Inc.  Mr. Clayton began his career with Burlington Resources Inc. and its predecessor companies where his career spanned over twenty years. At Burlington, he held a series of positions of increasing responsibility, most recently as Director, Worldwide Acquisitions and Divestitures. Mr. Clayton has extensive experience in several operations areas, including horizontal drilling applications, coal seam degasification, and shale gas and tight gas exploitation.

Randy Limbacher, Rosetta’s President and CEO, commented, “We are very pleased that John is joining Rosetta at this exciting time for our company. His background is highly suited to our business priorities of growth and value creation. His proven track record will be a great complement to Rosetta’s very capable workforce.”

Mr. Clayton received a Bachelor of Science degree in Petroleum Engineering from Louisiana State University. He is a member of the Society of Petroleum Engineers and an associate member of the American Association of Petroleum Geologists and the American Association of Professional Landmen.

Rosetta Resources Inc. is an independent oil and gas company engaged in the acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:
All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, which are more fully described in Rosetta Resources Inc.'s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These risks, uncertainties and assumptions could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Investor Contact:
Michael J. Rosinski
Executive Vice President & Chief Financial Officer
Rosetta Resources Inc.
(713) 335-4037
rosinskim@rosettaresources.com

Media Contact:
Clint Woods
Vice President
Pierpont Communications
(713) 627-2223 x 1119
cwoods@piercom.com